eHealth, Inc. Announces Second Quarter 2024 Results
Strong second quarter results driven by Medicare segment growth YoY
Raises 2024 Annual Guidance
AUSTIN, Texas — August 7, 2024 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the second quarter ended June 30, 2024.

CEO Comments

“eHealth delivered another quarter of strong execution generating significant growth in second quarter Medicare application volume across our agency and carrier-dedicated Amplify platforms. Our existing book of business continued to generate positive net adjustment revenue, driven by favorable retention and cash collection trends. On the expense side, we continued to find savings within our fixed cost base and improved per member acquisition costs in our Medicare agency business, compared to the second quarter of 2023.

Our AEP preparations are now in full swing. We expect significant changes in Medicare Advantage plans this year. Combined with a continuing reduction in the industry’s broker fulfillment capacity, we believe this creates an opportunity to drive strong consumer demand to our platform during the enrollment season. We are well prepared to take advantage of this opportunity while providing best-in-class service to Medicare beneficiaries.” – Fran Soistman, Chief Executive Officer

Results Overview
■Q2 2024 total revenue of $65.9 million decreased 1% year-over-year, including $11.5 million in positive net adjustment revenue, as compared to Q2 2023 total revenue of $66.8 million, which includes $18.7 million of positive net adjustment revenue.
■Q2 2024 Non-GAAP total revenue excluding net adjustment revenue(1) increased 13% year-over-year.
■Q2 2024 Medicare submissions(a) across our core agency and carrier-dedicated Amplify platforms grew 16% compared to Q2 2023.
■Q2 2024 Medicare Advantage LTV increased 4% to $927 from $891 in Q2 2023, driven primarily by favorable carrier and contract mix as well as constraint reduction.
■Q2 2024 pre-tax impairment and restructuring charges of $3.0 million related to lease exits and other cost-reduction efforts.
■Q2 2024 GAAP net loss of $28.0 million increased 19%, compared to Q2 2023 GAAP net loss of $23.5 million;
■Q2 2024 Non-GAAP net loss(1), which excludes the post-tax impact of positive net adjustment revenue and impairment and restructuring charges, improved 9% year-over-year.
■Q2 2024 adjusted EBITDA(1) of $(15.5) million compared to Q2 2023 adjusted EBITDA(1) of $(14.8) million; Q2 2024 adjusted EBITDA excluding net adjustment revenue(1) improved $6.5 million year-over-year driven primarily by Medicare Advantage approved member growth and improved LTVs as well as continued fixed cost reduction efforts.
■Cash, cash equivalents and marketable securities of $151.1 million as of June 30, 2024.
■Commissions receivable balance of $831.9 million as of June 30, 2024.
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Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 15 at the end of this press release for definitions of our non-GAAP financial measures.
(a) Submissions describe applications that are submitted by individuals online through our eHealth platform or completed with the assistance of our benefit advisors where the individual provides authorization to the benefit advisor to submit the application to the insurance carrier partner. The individual may have additional actions to take before the application will be reviewed by the insurance carrier and not all submissions ultimately become approved members.

2024 Guidance
Based on information available as of August 7, 2024, we are revising guidance for the full year ending December 31, 2024. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2024:

•Total revenue is expected to be in the range of $470.0 million to $495.0 million compared to our prior guidance of $450.0 million to $475.0 million.
•GAAP net income (loss) is expected to be in the range of $(36.5) million to $(22.0) million compared to our prior guidance of $(40.0) million to $(20.0) million.
•Adjusted EBITDA(1) is expected to be in the range of $7.5 million to $25.0 million compared to our prior guidance of $(5.0) million to $20.0 million.
•Operating cash flow is expected to be in the range of $(10.0) million to $0.0 million compared to our prior guidance of $(15.0) million to $(5.0) million.

The above guidance includes the expected impact of positive net adjustment revenue in the range of $14 to $20 million, compared to our prior guidance impact of positive net adjustment revenue in the range of $0 to $15 million. Excluding the impact of positive net adjustment revenue in both years, the mid-point of our 2024 guidance reflects approximately 15% growth in Non-GAAP total revenue excluding net adjustment revenue(1) and a substantial improvement in Non-GAAP net income (loss)(1) and adjusted EBITDA excluding net adjustment revenue(1).
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Note: See accompanying footnotes on page 15.

Webcast and Conference Call Information

A webcast and conference call will be held today, Wednesday, August 7, 2024 at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time. Individuals interested in listening to the conference call may do so by dialing (800) 245-3047. The participant passcode is 1407192. The live and archived webcast of the call will also be available under “News and Events” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, operations and strategy; our estimates regarding total membership, Medicare, individual and family plan, ancillary products and small business memberships; our estimates regarding constrained lifetime values of commissions per approved member by product category; our estimates regarding costs per approved member; our 2024 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; the expected impact of positive net adjustment revenue on our 2024 annual guidance; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage annual open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; such as the Policy and Technical Changes to Medicare Advantage for Contract Year 2025 released by CMS on April 4, 2024; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our management and key employees; our ability to hire, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our business transformation plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation in which we may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; public health crises, pandemics, natural disasters, changing climate conditions and other extreme events; general economic conditions, including inflation, recession, financial, banking and credit market disruptions; and our ability to effectively administer our self-insurance program. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
investors@ehealth.com
https://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$126,344	$115,722
Short-term marketable securities	24,721	5,930
Accounts receivable	1,183	3,993
Contract assets – commissions receivable – current	194,306	244,663
Prepaid expenses and other current assets	9,298	12,044
Total current assets	355,852	382,352
Contract assets – commissions receivable – non-current	637,568	673,514
Property and equipment, net	4,355	4,864
Operating lease right-of-use assets	13,435	22,767
Restricted cash	3,090	3,090
Other assets	24,315	26,758
Total assets	$1,038,615	$1,113,345

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$4,957	$7,197
Accrued compensation and benefits	20,012	40,800
Accrued marketing expenses	7,842	20,340
Short term debt	68,662	—
Lease liabilities – current	7,360	7,070
Other current liabilities	7,463	3,131
Total current liabilities	116,296	78,538
Long-term debt	—	67,754
Deferred income taxes – non-current	27,057	29,687
Lease liabilities – non-current	24,380	28,333
Other non-current liabilities	4,970	4,949
Total liabilities	172,703	209,261
Convertible preferred stock	317,060	298,053
Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	808,314	798,786
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings (accumulated deficit)	(59,415)	7,284
Accumulated other comprehensive loss	(91)	(82)
Total stockholders’ equity	548,852	606,031
Total liabilities, convertible preferred stock and stockholders’ equity	$1,038,615	$1,113,345

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Revenue:
Commission	$56,847	$60,186	(6)%	$137,774	$128,189	7%
Other	9,009	6,582	37%	21,046	12,302	71%
Total revenue	65,856	66,768	(1)%	158,820	140,491	13%
Operating costs and expenses(a):
Marketing and advertising(8)	26,783	23,439	14%	65,520	56,308	16%
Customer care and enrollment(8)	28,551	29,979	(5)%	61,452	55,050	12%
Technology and content(8)	13,044	14,453	(10)%	26,349	28,806	(9)%
General and administrative(8)	22,402	25,049	(11)%	42,021	49,373	(15)%
Impairment, restructuring and other charges	3,035	—	*	9,348	—	*
Total operating costs and expenses	93,815	92,920	1%	204,690	189,537	8%
Loss from operations	(27,959)	(26,152)	(7)%	(45,870)	(49,046)	6%
Interest expense	(2,849)	(2,720)	(5)%	(5,658)	(5,300)	(7)%
Other income, net	2,335	2,828	(17)%	4,726	4,816	(2)%
Loss before income taxes	(28,473)	(26,044)	(9)%	(46,802)	(49,530)	6%
Benefit from income taxes	(505)	(2,543)		(1,850)	(6,151)
Net loss	(27,968)	(23,501)	(19)%	(44,952)	(43,379)	(4)%
Preferred stock dividends	(5,480)	(5,223)		(10,960)	(10,324)
Change in preferred stock redemption value	(5,540)	(4,191)		(10,787)	(7,260)
Net loss attributable to common stockholders	$(38,988)	$(32,915)	(18)%	$(66,699)	$(60,963)	(9)%

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.33)	$(1.18)	(13)%	$(2.29)	$(2.20)	(4)%
Weighted-average number of shares used in per share:
Basic and diluted	29,233	27,822	5%	29,072	27,735	5%
_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$711	$538		$1,355	$993
Customer care and enrollment	511	788		1,035	1,393
Technology and content	779	1,173		1,753	2,078
General and administrative	3,105	3,694		6,503	6,723
Total stock-based compensation expense	$5,106	$6,193	(18)%	$10,646	$11,187	(5)%

Non-GAAP Results(1):
Adjusted EBITDA(1)	$(15,540)	$(14,808)	(5)%	$(17,192)	$(27,463)	37%
Adjusted EBITDA margin(1)	(24)%	(22)%		(11)%	(20)%
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* Percentage calculated is not meaningful.

Note: See accompanying footnotes on page 15.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating activities:
Net loss	$(27,968)	$(23,501)	$(44,952)	$(43,379)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	475	638	1,008	1,294
Amortization of internally developed software	3,803	4,513	7,676	9,102
Stock-based compensation expense	5,106	6,193	10,646	11,187
Deferred income taxes	(1,249)	(3,089)	(2,631)	(6,700)
Impairment charges	1,921	—	7,413	—
Other non-cash items	(42)	(162)	(117)	(101)
Changes in operating assets and liabilities:
Accounts receivable	224	384	2,810	1,989
Contract assets – commissions receivable	13,602	12,505	86,697	95,012
Prepaid expenses and other assets	971	1	1,431	(124)
Accounts payable	(1,537)	872	(2,474)	(621)
Accrued compensation and benefits	(20,920)	(6,914)	(20,788)	279
Accrued marketing expenses	(1,562)	(2,317)	(12,498)	(17,336)
Deferred revenue	(6,046)	655	2,034	283
Accrued expenses and other liabilities	1,040	794	2,324	490
Net cash provided by (used in) operating activities	(32,182)	(9,428)	38,579	51,375
Investing activities:
Capitalized internal-use software and website development costs	(2,593)	(2,038)	(4,879)	(4,202)
Purchases of property and equipment and other assets	(261)	(306)	(465)	(373)
Purchases of marketable securities	(23,594)	(26,593)	(37,391)	(48,602)
Proceeds from redemption and maturities of marketable securities	13,000	12,400	19,000	12,400
Net cash used in investing activities	(13,448)	(16,537)	(23,735)	(40,777)
Financing activities:
Net proceeds from exercise of common stock options and employee stock purchases	354	262	354	262
Repurchase of shares to satisfy employee tax withholding obligations	(596)	(623)	(1,851)	(1,051)
Principal payments in connection with leases	—	(14)	(4)	(25)
Payments of preferred stock dividends	(2,740)	(873)	(2,740)	(873)
Net cash used in financing activities	(2,982)	(1,248)	(4,241)	(1,687)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30)	(235)	19	(127)
Net increase (decrease) in cash, cash equivalents and restricted cash	(48,642)	(27,448)	10,622	8,784
Cash, cash equivalents and restricted cash at beginning of period	178,076	183,872	118,812	147,640
Cash, cash equivalents and restricted cash at end of period	$129,434	$156,424	$129,434	$156,424

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Employer and Individual (“E&I”). In the fourth quarter of 2023, the Individual, Family and Small Business segment was renamed “Employer and Individual”. The E&I segment name change was to the name only and had no impact on our historical financial position, results of operations, cash flow or segment level results previously reported. This identification of reportable segments is consistent with how the segments report to and are managed by our chief executive officer, who is our chief operating decision maker (“CODM”). The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”), fees earned for the performance of administrative services, amounts earned from our non-broker of record arrangements, our performance of various post-enrollment services for members and to a lesser extent, amounts earned from our sale of ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as amounts we are paid in connection with our advertising program for marketing and other services. The E&I segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans, including both qualified and non-qualified plans, and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the E&I segment consists of amounts earned from our online sponsorship and advertising program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website and our technology licensing and lead referral activities.

Marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect marketing and advertising, customer care and enrollment and technology and content operating expenses are allocated to each segment based on usage. Corporate consists of other general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments and are instead reported within Corporate. Our results below reflect our updated methodology used in allocating certain expenses beginning in the first quarter of fiscal 2024, and results from the prior period presented have been recast to conform with the current period presentation. See accompanying footnotes on page 15 for further information.

The performance of each reportable segment is evaluated based on several factors, including revenue and segment profit (loss), which is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, impairment, restructuring and other charges, interest expense and other income (expense), net. Senior management uses segment profit (loss) to evaluate segment performance because they believe this measure is indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Revenue:
Medicare	$59,248	$55,430	7%	$141,636	$117,264	21%
Employer and Individual	6,608	11,338	(42)%	17,184	23,227	(26)%
Total revenue	$65,856	$66,768	(1)%	$158,820	$140,491	13%

Segment profit (loss)(8):
Medicare	$1,274	$(2,062)	162%	$9,583	$(2,648)	462%
Employer and Individual	890	6,888	(87)%	5,542	14,562	(62)%
Segment profit	2,164	4,826	(55)%	15,125	11,914	27%
Corporate(8)	(17,704)	(19,634)		(32,317)	(39,377)
Stock-based compensation expense	(5,106)	(6,193)		(10,646)	(11,187)
Depreciation and amortization	(4,278)	(5,151)		(8,684)	(10,396)
Impairment, restructuring and other charges	(3,035)	—		(9,348)	—
Interest expense	(2,849)	(2,720)		(5,658)	(5,300)
Other income, net	2,335	2,828		4,726	4,816
Loss before income taxes	$(28,473)	$(26,044)	(9)%	$(46,802)	$(49,530)	6%
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Note: See accompanying footnotes on page 15.

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)

Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values of commission payments that we expect to receive. Our commissions may include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers. For Medicare Advantage and Medicare Part D prescription drug plans, our commissions also include regular payments related to administrative services we perform.

The following table presents commission revenue by product for the periods indicated:

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Medicare
Medicare Advantage	$42,168	$45,389	(7)%	$104,164	$99,510	5%
Medicare Supplement	4,045	1,091	271%	9,523	5,156	85%
Medicare Part D	2,710	1,863	45%	5,395	2,640	104%
Total Medicare	48,923	48,343	1%	119,082	107,306	11%
Individual and Family
Non-Qualified Health Plans	388	2,989	(87)%	2,033	5,344	(62)%
Qualified Health Plans	710	1,752	(59)%	2,756	3,403	(19)%
Total Individual and Family	1,098	4,741	(77)%	4,789	8,747	(45)%
Ancillary	2,555	2,521	1%	5,243	4,943	6%
Small Business	2,563	3,800	(33)%	6,179	8,673	(29)%
Commission Bonus and Other	1,708	781	119%	2,481	(1,480)	268%
Total Commission Revenue	$56,847	$60,186	(6)%	$137,774	$128,189	7%

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Medicare
Commission revenue from members approved during the period	$39,941	$36,006	$109,693	$92,623
Net commission revenue from members approved in prior periods(a)	10,681	13,403	11,683	13,455
Total Medicare segment commission revenue	50,622	49,409	121,376	106,078
Employer and Individual
Commission revenue from members approved during the period	3,265	3,298	8,942	10,006
Commission revenue from renewals of small business members during the period	2,142	2,158	5,170	5,271
Net commission revenue from members approved in prior periods(a)	818	5,321	2,286	6,834
Total Employer and Individual segment commission revenue	6,225	10,777	16,398	22,111
Total commission revenue	$56,847	$60,186	$137,774	$128,189
_____________
(a) These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. The net commission revenue from members approved in prior periods, or net adjustment revenue, includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts. The total reductions to revenue from members approved in prior periods were $3.1 million and $2.9 million for the three months ended June 30, 2024 and 2023, respectively, and $3.6 million and $2.9 million for the six months ended June 30, 2024 and 2023, respectively. These reductions to revenue primarily relate to the Medicare segment.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Second Quarter of 2024

	Three Months Ended June 30,		% Change
	2024	2023
Approved Members(2)(a)
Medicare
Medicare Advantage	37,638	35,597	6%
Medicare Supplement	1,954	2,923	(33)%
Medicare Part D	1,468	2,948	(50)%
Total Medicare	41,060	41,468	(1)%
Individual and Family	3,508	4,285	(18)%
Ancillary	11,078	13,051	(15)%
Small Business	922	1,964	(53)%
Total Approved Members	56,568	60,768	(7)%
(a) Medicare approved members were impacted by the shift in some broker of record arrangements to fee-based BPO arrangements in which we do not become the broker of record.

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(b)
Medicare Advantage	$927	$891	4%
Medicare Supplement	1,112	875	27%
Medicare Part D	225	231	(3)%
Individual and Family
Non-Qualified Health Plans	353	329	7%
Qualified Health Plans	354	357	(1)%
Ancillary
Short-term	172	161	7%
Dental	122	98	24%
Vision	76	66	15%
Small Business	253	229	10%
(b) Constraint for Medicare Advantage was 5.5% and 7% for the three months ended June 30, 2024 and 2023, respectively. Constraints for all other Medicare products remained the same for the periods presented.

Expense Metrics per Approved Member(4)
Medicare
Customer care and enrollment cost per Medicare Advantage (“MA”)-equivalent approved member(8)	$599	$706	(15)%
Variable marketing cost per MA-equivalent approved member	457	396	15%
Total acquisition cost per MA-equivalent approved member	$1,056	$1,102	(4)%
Individual and Family Plan (“IFP”)
Customer care and enrollment cost per IFP-equivalent approved member(8)	$284	$230	23%
Variable marketing cost per IFP-equivalent approved member	59	56	5%
Total acquisition cost per IFP-equivalent approved member	$343	$286	20%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Six Months Ended June 30, 2024

	Six Months Ended June 30,		% Change
	2024	2023
Approved Members(2)(a)
Medicare
Medicare Advantage	103,388	96,048	8%
Medicare Supplement	8,136	7,508	8%
Medicare Part D	5,043	6,794	(26)%
Total Medicare	116,567	110,350	6%
Individual and Family	10,668	14,384	(26)%
Ancillary	25,028	29,707	(16)%
Small Business	2,564	3,903	(34)%
Total Approved Members	154,827	158,344	(2)%
(a) Medicare approved members were impacted by the shift in some broker of record arrangements to fee-based BPO arrangements in which we do not become the broker of record.

	As of June 30,		% Change
	2024	2023
Estimated Membership(5) (b)
Medicare(6)
Medicare Advantage	584,649	572,799	2%
Medicare Supplement	97,426	94,372	3%
Medicare Part D	195,671	211,144	(7)%
Total Medicare	877,746	878,315	—%
Individual and Family(6)	79,786	90,082	(11)%
Ancillary(6)	174,107	196,141	(11)%
Small Business(7)	45,101	46,560	(3)%
Total Estimated Membership	1,176,740	1,211,098	(3)%
(b) Medicare estimated membership was impacted by the shift in some broker of record arrangements to fee-based BPO arrangements in which we do not become the broker of record.
______________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses(1) (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP marketing and advertising expense(8)	$26,783	$23,439	$65,520	$56,308
Stock-based compensation expense	(711)	(538)	(1,355)	(993)
Non-GAAP marketing and advertising expense(1)	$26,072	$22,901	$64,165	$55,315

GAAP customer care and enrollment expense(8)	$28,551	$29,979	$61,452	$55,050
Stock-based compensation expense	(511)	(788)	(1,035)	(1,393)
Non-GAAP customer care and enrollment expense(1)	$28,040	$29,191	$60,417	$53,657

GAAP technology and content expense(8)	$13,044	$14,453	$26,349	$28,806
Stock-based compensation expense	(779)	(1,173)	(1,753)	(2,078)
Non-GAAP technology and content expense(1)	$12,265	$13,280	$24,596	$26,728

GAAP general and administrative expense(8)	$22,402	$25,049	$42,021	$49,373
Stock-based compensation expense	(3,105)	(3,694)	(6,503)	(6,723)
Non-GAAP general and administrative expense(1)	$19,297	$21,355	$35,518	$42,650

GAAP operating costs and expenses	$93,815	$92,920	$204,690	$189,537
Stock-based compensation expense	(5,106)	(6,193)	(10,646)	(11,187)
Impairment, restructuring and other charges	(3,035)	—	(9,348)	—
Non-GAAP operating costs and expenses(1)	$85,674	$86,727	$184,696	$178,350

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended June 30,		$ Change	% Change
	2024	2023
GAAP total revenue	$65,856	$66,768	$(912)	(1)%
Net adjustment revenue	(11,499)	(18,724)
Non-GAAP total revenue excluding net adjustment revenue(1)	$54,357	$48,044	$6,313	13%

__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss(1) and GAAP Net Loss to Adjusted EBITDA Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended June 30,		$ Change	% Change
	2024	2023
GAAP net loss	$(27,968)	$(23,501)	$(4,467)	(19)%
Net adjustment revenue	(11,499)	(18,724)
Impairment, restructuring and other charges	3,035	—
Adjustment to benefit from income taxes, net	2,115	4,500
Non-GAAP net loss(1)	(34,317)	(37,725)	3,408	9%
Stock-based compensation expense	5,106	6,193
Depreciation and amortization	4,278	5,151
Interest expense	2,849	2,720
Other income, net	(2,335)	(2,828)
Adjustment to benefit from income taxes, net	(2,115)	(4,500)
Benefit from income taxes	(505)	(2,543)
Adjusted EBITDA excluding net adjustment revenue(1)	$(27,039)	$(33,532)	$6,493	19%

Reconciliation of GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in thousands) and Adjusted EBITDA Margin(1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net loss attributable to common stockholders	$(38,988)	$(32,915)	$(66,699)	$(60,963)
Preferred stock dividends	5,480	5,223	10,960	10,324
Change in preferred stock redemption value	5,540	4,191	10,787	7,260
GAAP net loss	(27,968)	(23,501)	(44,952)	(43,379)
Stock-based compensation expense	5,106	6,193	10,646	11,187
Depreciation and amortization	4,278	5,151	8,684	10,396
Impairment, restructuring and other charges	3,035	—	9,348	—
Interest expense	2,849	2,720	5,658	5,300
Other income, net	(2,335)	(2,828)	(4,726)	(4,816)
Benefit from income taxes	(505)	(2,543)	(1,850)	(6,151)
Adjusted EBITDA(1)	$(15,540)	$(14,808)	$(17,192)	$(27,463)
Net loss margin	(42)%	(35)%	(28)%	(31)%
Adjusted EBITDA margin(1)	(24)%	(22)%	(11)%	(20)%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of Medicare Segment Revenue to Non-GAAP Medicare Segment Revenue(1) (in thousands):

	Three Months Ended June 30,		$ Change	% Change
	2024	2023
Medicare segment revenue	$59,248	$55,430	$3,818	7%
Medicare net adjustment revenue	(10,681)	(13,403)	2,722	20%
Non-GAAP Medicare segment revenue(1)	$48,567	$42,027	$6,540	16%

Reconciliation of E&I Segment Revenue to Non-GAAP E&I Segment Revenue(1) (in thousands):

	Three Months Ended June 30,		$ Change	% Change
	2024	2023
E&I segment revenue	$6,608	$11,338	$(4,730)	(42)%
E&I net adjustment revenue	(818)	(5,321)	4,503	85%
Non-GAAP E&I segment revenue(1)	$5,790	$6,017	$(227)	(4)%

Reconciliation of Segment Profit (Loss) to Segment Profit (Loss) Excluding Net Adjustment Revenue(1), Medicare Segment Profit (Loss) to Medicare Segment Profit (Loss) Excluding Net Adjustment Revenue(1) and E&I Segment Profit (Loss) to E&I Segment Profit (Loss) Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended June 30,		$ Change	% Change
	2024	2023
Segment profit(8)	$2,164	$4,826	$(2,662)	(55)%
Net adjustment revenue	(11,499)	(18,724)	7,225	39%
Segment loss excluding net adjustment revenue(1)	$(9,335)	$(13,898)	4,563	33%

Medicare segment profit (loss)(8)	$1,274	$(2,062)	$3,336	162%
Medicare net adjustment revenue	(10,681)	(13,403)	2,722	20%
Medicare segment loss excluding net adjustment revenue(1)	$(9,407)	$(15,465)	$6,058	39%

E&I segment profit(8)	$890	$6,888	$(5,998)	(87)%
E&I net adjustment revenue	(818)	(5,321)	4,503	85%
E&I segment profit excluding net adjustment revenue(1)	$72	$1,567	$(1,495)	(95)%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in millions):

	Full Year 2024 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(81.5)	$(67.0)
Impact from preferred stock	45.0	45.0
GAAP net loss	(36.5)	(22.0)
Stock-based compensation expense	20.0	17.0
Depreciation and amortization	19.0	18.0
Impairment, restructuring and other charges	9.0	9.0
Interest expense	11.0	10.0
Other income, net	(8.0)	(9.0)
Provision for (benefit from) income taxes	(7.0)	2.0
Adjusted EBITDA(1)	$7.5	$25.0

Reconciliation of Guidance GAAP Total Revenue to Guidance Non-GAAP Total Revenue Excluding Net Adjustment Revenue(1) (in millions):

	Full Year 2024 Guidance				Mid Guidance YoY
	Low	Mid	High	FY 2023	% Change
GAAP total revenue	$470.0	$482.5	$495.0	$453.0	7%
Net adjustment revenue	(14.0)	(17.0)	(20.0)	(48.0)	65%
Non-GAAP total revenue excluding net adjustment revenue(1)	$456.0	$465.5	$475.0	$405.0	15%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA excluding net adjustment revenue, non-GAAP Medicare segment revenue, non-GAAP E&I segment revenue, segment profit (loss) excluding net adjustment revenue, Medicare segment profit (loss) excluding net adjustment revenue and E&I segment profit (loss) excluding net adjustment revenue.

•Non-GAAP total revenue excluding net adjustment revenue is calculated by excluding the effect of net commission revenue from members approved in prior periods (“net adjustment revenue”) from total revenue.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan from the respective GAAP operating costs and expenses. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges from GAAP total operating costs and expenses.

•Non-GAAP net income (loss) is calculated by excluding net adjustment revenue and impairment, restructuring and other charges, net of tax from GAAP net income (loss).

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

•Adjusted EBITDA excluding net adjustment revenue is calculated by excluding net adjustment revenue, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss).

•Non-GAAP Medicare segment revenue is calculated by excluding Medicare net adjustment revenue from Medicare segment revenue.

•Non-GAAP E&I segment revenue is calculated by excluding E&I net adjustment revenue from E&I segment revenue.

•Segment profit (loss) excluding net adjustment revenue is calculated by excluding net adjustment revenue from segment profit (loss).

•Medicare segment profit (loss) excluding net adjustment revenue is calculated by excluding Medicare net adjustment revenue from Medicare segment profit (loss).

•E&I segment profit (loss) excluding net adjustment revenue is calculated by excluding E&I net adjustment revenue from E&I segment profit (loss).

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
Non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA excluding net adjustment revenue, non-GAAP Medicare segment revenue, non-GAAP E&I segment revenue, segment profit (loss) excluding net adjustment revenue, Medicare segment profit (loss) excluding net adjustment revenue and E&I segment profit (loss) excluding net adjustment revenue are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP total revenue, GAAP net income (loss) before taxes, GAAP net income (loss), GAAP net income (loss) attributable to common stockholders, GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period for which we are the broker of record. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent costs incurred in member acquisition from our direct marketing and marketing partner channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family major medical plans and short-term health insurance plans (collectively, “IFP Plans”), respectively, for which we are the broker of record. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation. There is generally up to a few months lag between newly approved plans and the receipt of commission payments from the health insurance carrier and is most pronounced in the fourth and first quarters of our fiscal year due to the annual enrollment period. A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next, making it difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.
(8)Beginning in the first quarter of 2024, primarily as a result of vacating excess office space, we modified our methodology used in allocating certain expenses for the purpose of evaluating financial and segment performance and resource allocation. Specifically, we no longer allocate our facilities-related expenses, and as a result, these costs are now reported within the “General and administrative” line in our Condensed Consolidated Statements of Comprehensive Loss and within Corporate for our segment profit (loss). We have recast the Condensed Consolidated Statements of Comprehensive Loss and our segment profit (loss) for the prior periods presented to conform to our current methodology. This resulted in a classification change of expenses from marketing and advertising, customer care and enrollment, and technology and content into general and administrative. Additionally, our segment profit (loss) no longer includes our facilities allocation to each of our segments and instead, these costs are included within Corporate. There was no impact to total operating costs and expenses, loss from operations, net loss or net loss per share attributable to common stockholders on our Condensed Consolidated Statements of Comprehensive Loss.